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                                                                     EXHIBIT 5.1


[Letterhead of Kirkpatrick & Lockhart LLP appears here]


May 25, 2000

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, Massachusetts 02139-4211

Ladies and Gentlemen:

         We have acted as your legal counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the "Company"), is registering under the Securities Act of 1933, as amended, (i) $175,000,000 aggregate principal amount of the Company's 5% Convertible Subordinated Notes due March 14, 2007 (the "Notes") and (ii) such indeterminable number of shares of the Company's common stock, $.01 par value per share, as may be required for issuance upon conversion of the Notes (the "Conversion Shares") for resale to the public. The Notes and Conversion Shares, if and when sold, will be sold by certain security holders of the Company. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein shall have the respective meanings given to them in the Registration Statement.

         We have examined the Registration Statement, the Restated Articles of Organization of the Company, as amended to date, and such other documents and records of the Company as we have deemed necessary for purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         The opinions expressed in this letter are limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. We are not opining on, and we assume no responsibility with respect to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction. Except as expressly set forth in this letter, we are also not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health and safety laws. No opinion is expressed herein with respect to the

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Vertex Pharmaceuticals Incorporated
May 25, 2000
Page 2


qualification of the Notes and Conversion Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

         (i) The Notes have been duly and validly authorized and issued and are binding obligations of the Company; and

         (ii) The Conversion Shares have been duly and validly authorized and, when issued upon conversion of the Notes in accordance with the terms of such Notes, will be validly issued, fully paid and non-assessable.

         We are furnishing this letter to you solely in connection with the offer and sale of the Notes or the Conversion Shares while the Registration Statement is in effect. You may not rely on this letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

         The foregoing opinions are rendered as of the date of this letter, except as otherwise indicated. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

         We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Kirkpatrick & Lockhart LLP

                                                KIRKPATRICK & LOCKHART LLP